UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.               )
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☑ Definitive Proxy Statement
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John D. Oil and Gas Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 11, 2007
Dear Fellow Stockholder:
You are cordially invited to attend the 2007 Annual Meeting of Stockholders of John D. Oil and Gas Company on Thursday, June 21, 2007, starting at 10:00 a.m. local time at the offices of the company, located in the Atrium at 8500 Station Street, Mentor, Ohio 44060.
As more fully described in the attached notice of annual meeting and the accompanying proxy statement, the principal business to be addressed at the meeting is the election of directors.
In addition, our management will report on our results and will be available to respond to your questions.
Your vote is important to us. Whether or not you plan to attend the annual meeting, please return the enclosed proxy card as soon as possible to ensure your representation at the meeting. You may choose to vote in person at the annual meeting even if you have returned a proxy card.
On behalf of the directors and management of John D. Oil and Gas Company, I would like to thank you for your support and confidence and look forward to seeing you at the meeting.
Sincerely,
Richard M. Osborne
Chairman of the Board and
Chief Executive Officer

JOHN D. OIL AND GAS COMPANY
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 21, 2007
To the Stockholders of John D. Oil and Gas Company:
The Annual Meeting of the Stockholders of John D. Oil and Gas Company, a Maryland corporation, will be held on Thursday, June 21, 2007, at the offices of the company, located in the Atrium at 8500 Station Street, Mentor, Ohio 44060, beginning at 10:00 a.m. local time, for the following purposes:
1.	To elect nine directors to serve for a one year term until the next annual meeting or until their successors are duly elected and qualified; and

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.
These items of business are more fully described in the proxy statement accompanying this notice.
Only stockholders of record at the close of business on April 20, 2007, are entitled to vote at the annual meeting.
All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, please sign and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for your convenience. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy card.
By Order of the Board of Directors,
Marc C. Krantz
Secretary

JOHN D. OIL AND GAS COMPANY
PROXY STATEMENT
GENERAL INFORMATION
This proxy statement is furnished in connection with the solicitation of proxies by our board of directors to be used at the 2007 Annual Meeting of Stockholders to be held on Thursday, June 21, 2007, and any postponements or adjournments of the meeting.
This proxy statement and the accompanying Chairman’s letter, notice and proxy card, together with our annual report on Form 10-KSB for the year ended December 31, 2006, are being sent to our stockholders beginning on or about May 11, 2007.
Questions and Answers

Q:	When and where is the annual meeting?
A:	Our 2007 Annual Meeting of Stockholders will be held on Thursday, June 21, 2007, at 10:00 a.m. local time, at the offices of the company, located in the Atrium at 8500 Station Street, Mentor, Ohio 44060.

Q:	What are stockholders voting on?
A:	Election of nine directors — Steven A. Calabrese, Terence P. Coyne, Richard T. Flenner, Jr., Mark D. Grossi, Marc C. Krantz, Gregory J. Osborne, Richard M. Osborne, James R. Smail and Thomas J. Smith.

If a proposal other than the election of directors is presented at the annual meeting, your signed proxy card gives authority to Gregory J. Osborne or Marc C. Krantz to vote on any additional proposal.

Q:	Who is entitled to vote?
A:	Stockholders as of the close of business on April 20, 2007, the record date, are entitled to vote at the annual meeting. Each share of common stock is entitled to one vote.

Q:	How do stockholders vote?
A:	Sign and date each proxy card you receive and return it in the prepaid envelope. If you do not mark any selections, your proxy card will be voted in favor of the proposal. You have the right to revoke your proxy any time before the meeting by:
• notifying our secretary,
• voting in person, or
• returning a later-dated proxy.
If you return your signed proxy card, but do not indicate your voting preferences, Gregory J. Osborne or Marc C. Krantz will vote FOR the proposal on your behalf.

Q:	Who will count the vote?
A:	Representatives of Registrar and Transfer Company, our transfer agent, will tabulate the votes. Jeffery J. Heidnik and C. Jean Mihitsch will be responsible for reviewing the vote count as election inspectors.

Q:	What shares are included on the proxy card and what does it mean if I receive more than one proxy card?
A:	The number of shares printed on your proxy card(s) represents all your shares. Receipt of more than one proxy card means that your shares are registered differently and are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted.

Q:	What constitutes a quorum?
A:	As of the record date, 8,998,180 shares of our common stock were outstanding. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for adopting a proposal at the annual meeting. If you submit a properly executed proxy card, you will be considered part of the quorum. If you are present or represented by a proxy at the annual meeting and you abstain, your abstention will have the same effect as a vote against the proposal. “Broker non-votes” will not be part of the voting power present, but will be counted to determine whether or not a quorum is present. A “broker non-vote” occurs when a broker holding stock in “street name” indicates on the proxy that it does not have discretionary authority to vote on a particular matter.

Q:	Who can attend the annual meeting?
A:	All stockholders as of the record date, April 20, 2007, can attend.

Q:	What percentage of stock are the directors and officers entitled to vote at the annual meeting?
A:	Together, they own 4,573,267 shares of our common stock, or 50.8% of the stock entitled to vote at the annual meeting. (See pages 12 and 13 for more details.)

Q:	Who should I contact with questions regarding shares of stock I own?
A:	Our transfer agent is Registrar and Transfer Company. Questions on change of ownership, total shares owned, consolidation of accounts and other related stock ownership matters should be directed to: Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016, 1-800-368-5948, www.rtco.com.

Q:	Who are the largest principal stockholders?
A:	•	Richard M. Osborne, our Chairman and Chief Executive Officer, as sole trustee of the Richard M. Osborne Trust and the sole stockholder of Retirement Management Company, beneficially owns 4,431,507 shares of our common stock, or 49.2%, as of the record date. Richard Osborne’s beneficial ownership includes 151,000 shares owned by Gregory J. Osborne, our President and Chief Operating Officer, which Richard Osborne has the right to vote, and limited partnership interests in our operating partnership that are convertible into 971,966 shares of our common stock.
	•	Richard A. Bonner, a private investor, beneficially owns 500,000 shares of our common stock, or 5.6%, as of the record date.

Q:	When is a stockholder proposal due for the next annual meeting?
A:	In order to be considered for inclusion in next year’s proxy statement, stockholder proposals must be submitted in writing by January 11, 2008, to Marc C. Krantz, Secretary, John D. Oil and Gas Company, 8500 Station Street, Suite 345, Mentor, Ohio 44060, and must be in accordance with the requirements of our Bylaws and the provisions of Rule 14a-8 under the Securities Exchange Act of 1934 (the Exchange Act). (See page 15 for more details.)

Q:	How does a stockholder communicate with the board of directors?
A:	Stockholders may send communications to our board to C. Jean Mihitsch, Chief Financial Officer, John D. Oil and Gas Company, 8500 Station Street, Suite 345, Mentor, Ohio 44060. (See page 15 for more details.)

Q:	How does a stockholder nominate someone to be a director of John D. Oil and Gas?
A:	A stockholder may recommend any person as a nominee for director by writing to Marc C. Krantz, Secretary, John D. Oil and Gas Company, 8500 Station Street, Suite 345, Mentor, Ohio 44060. Recommendations for next year’s annual meeting must be received no earlier than March 23, 2008, and no later than April 22, 2008, and must be in accordance with the requirements of our Bylaws. (See pages 9 and 10 for more details.)

Q:	Who pays for the solicitation expenses?
A:	The expense of soliciting proxies, including the cost of preparing, printing and mailing the proxy materials, will be paid by us. In addition to solicitation of proxies by mail, solicitation may be made personally, by telephone and by facsimile, and we may pay persons holding shares for others their expenses for sending proxy materials to their principals. No solicitation will be made other than by our directors, officers and employees.

ELECTION OF DIRECTORS
At this annual meeting, nine directors are to be elected to hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualified. Nominees for election this year are Steven A. Calabrese, Terence P. Coyne, Richard T. Flenner, Jr., Mark D. Grossi, Marc C. Krantz, Gregory J. Osborne, Richard M. Osborne, James R. Smail and Thomas J. Smith. Each has consented to serve until the next annual meeting or until his successor is duly elected and qualified.
If any director to be elected is unable to stand for re-election, the board may, by resolution, provide for a lesser number of directors or designate a substitute. In the latter event, shares represented by proxies may be voted for a substitute director. We need the affirmative vote of the holders of a plurality of the shares of our common stock present or represented by proxy at the annual meeting to elect directors. Abstentions and votes withheld for directors will have the same effect as votes against.
The board of directors recommends that you vote FOR Mr. Calabrese, Mr. Coyne, Mr. Flenner, Mr. Grossi, Mr. Krantz, Gregory Osborne, Richard Osborne, Mr. Smail and Mr. Smith.
BOARD OF DIRECTORS

Name	Age	Position	Director Since
Richard M. Osborne	61	Chairman, Chief Executive Officer and Director	1998

Gregory J. Osborne	28	President, Chief Operating Officer and Director	2006

Marc C. Krantz	46	Secretary and Director	1998

Steven A. Calabrese	46	Director	1998

Terence P. Coyne	37	Director	2006

Richard T. Flenner, Jr.	64	Director	2004

Mark D. Grossi	53	Director	1998

James R. Smail	60	Director	2006

Thomas J. Smith	63	Director	1998
Richard M. Osborne has been Chairman, Chief Executive Officer and a director of John D. Oil and Gas since September 1998. Mr. Osborne is President and Chief Executive Officer of OsAir, Inc., a company he founded in 1963, which operates as a property developer and manufacturer of industrial gases for pipeline delivery. Mr. Osborne is also the Chairman of the board of directors of Energy West Incorporated, a publicly-held public utility company and Corning Natural Gas Corporation, a publicly-held natural gas utility.

Gregory J. Osborne has been President and Chief Operating Officer of John D. Oil and Gas since April 2006 and a director since February 2006. From 2003 until his appointment as our President and COO, he was President of Great Plains Exploration LLC, an oil and gas exploration company based in Mentor, Ohio that owns and operates oil and gas wells. From 2001 until joining Great Plains, he served as Executive Vice President of Orwell Natural Gas Company, a regulated gas public utility company operating in Ohio. Gregory Osborne also serves as a trustee of the Ohio Oil and Gas Association. He is the son of Richard Osborne, our Chairman and Chief Executive Officer.
Marc C. Krantz has been Secretary and a director of John D. Oil and Gas since September 1998. Mr. Krantz is the managing partner of the law firm of Kohrman Jackson & Krantz P.L.L. and has been with the firm since 1992.
Steven A. Calabrese has been a director of John D. Oil and Gas since September 1998. Mr. Calabrese serves as managing partner of Calabrese, Racek and Markos, Inc. and a number of commercial construction and development companies in Cleveland, Ohio and Tampa, Florida. The firms specialize in evaluation, market research and reporting, management, construction and development services for commercial and industrial real estate.
Terence P. Coyne has been a director of John D. Oil and Gas since February 2006. Mr. Coyne has been a commercial real estate broker with Grubb & Ellis, a publicly-traded commercial real estate services firm, since 1996, representing parties in the acquisition and disposition of commercial real estate.
Richard T. Flenner, Jr. has been a director of John D. Oil and Gas since 2004. Mr. Flenner has served as President, Chief Executive Officer and a director of Lake National Bank, a national bank located in Mentor, Ohio, since it was founded in January 2005. Lake National Bank is controlled by Richard Osborne’s father. Formerly, Mr. Flenner was President, Chief Executive Officer and a director of Great Lakes Bank and its holding company, GLB Bancorp, Inc., from July 1994 to October 2003, at which time the bank was purchased by Sky Financial Group, Inc.
Mark D. Grossi has been a director of John D. Oil and Gas since September 1998. Mr. Grossi was employed as Executive Vice President of Charter One Financial, Inc., a publicly-traded bank holding company, and Executive Vice President and Chief Retail Banking Officer of its subsidiary, Charter One Bank, from 1992 through September 2004, at which time Charter One Financial was purchased by Citizens Financial Group, Inc., a wholly owned subsidiary of The Royal Bank of Scotland Group plc. Mr. Grossi also serves as a director of Energy West Incorporated, a publicly-held public utility company.
James R. Smail was appointed director of John D. Oil and Gas in December 2006. For the past thirty years, he has served as the Chairman of the Board of J.R. Smail, Inc., an oil and gas production company he founded. Mr. Smail is also the Chairman of the board of directors and owner of The Monitor Bank of Big Prairie, Ohio, an Ohio state chartered commercial bank.
Thomas J. Smith has been a director of John D. Oil and Gas since 1998. From 1998 through April 2006, Mr. Smith also served as our President and Chief Operating Officer. In April 2006,

Mr. Smith began serving as President of Orwell Natural Gas and North East Ohio Natural Gas, local natural gas distribution companies. Mr. Smith is also a director of Energy West Incorporated, a publicly-held public utility company, and Corning Natural Gas Corporation, a publicly-held natural gas utility.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act, as amended, requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the Securities and Exchange Commission (SEC) initial reports of ownership and reports of changes in ownership of our common stock. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
Based solely on our review of copies of reports or written representations that no reports were required, we believe that all Section 16(a) filing requirements were met in 2006.
Attendance of the Board of Directors at Meetings
In 2006, the board of directors met six times and acted by unanimous written consent six times. During 2006, all members of the board of directors participated in all board meetings.
Directors are also encouraged to attend the annual meeting of stockholders, either in person or by teleconference. Gregory Osborne and Mr. Krantz attended last year’s annual meeting.
Director Compensation
The following table summarizes information with respect to the compensation granted to our directors in 2006. In 2006, we paid each director who is not one of our employees or our legal counsel an annual fee of $2,500 in cash and $2,500 in shares of our common stock. In addition, we paid each director who was not one of our employees or our legal counsel $300 in cash for each board meeting he attended. Directors did not receive additional compensation for serving on a committee of the board. Richard Osborne is a named executive officer and, therefore, is not included in this table.

	Fees Earned or Paid			All Other
	in Cash	Stock Awards		Compensation		Total
Name	($)	($)		($)		($)
Steven A. Calabrese	4,300	2,500	(1)	—		6,800
Terence P. Coyne	4,300	2,500	(1)	—		6,800
Richard T. Flenner	4,300	2,500	(1)	—		6,800
Mark D. Grossi	4,300	2,500	(1)	—		6,800
Marc C. Krantz	—	—		—		—
Gregory J. Osborne	—	—		—		—
James R. Smail (2)	—	—		—		—
Thomas J. Smith	—	—		22,750	(3)	22,750

(1)	Amount reflects the grant date fair value of an award of 3,571 shares of common stock to each director computed in accordance with FAS 123R.

(2)	Mr. Smail was appointed to the board in December 2006 and, therefore, did not receive any compensation for 2006.

(3)	Amount reflects the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006, in accordance with FAS 123R, with respect to an award of 35,000 shares of restricted stock to Mr. Smith in connection with his resignation as our president and chief operating officer in April 2006.
Committees of the Board of Directors
Compensation Committee
The compensation committee is currently comprised of Mr. Calabrese and Mr. Grossi. The compensation committee establishes the compensation of our executive officers and administers our 1999 Stock Option and Award Plan. The compensation committee did not meet in 2006.
Audit Committee
A description of the audit committee is contained in the following audit committee report.
AUDIT COMMITTEE REPORT
Our audit committee, which is comprised of Mr. Calabrese, Mr. Flenner and Mr. Grossi, operates under a written charter setting forth the committee’s responsibilities and authority. This charter, filed as Annex A to this proxy statement, was amended and restated on March 1, 2004 to fully comply with new SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002. The charter is reviewed and assessed annually by the audit committee. The audit committee also serves as the qualified legal compliance committee in accordance with Section 307 of the Sarbanes-Oxley Act of 2002.
Each member of the audit committee satisfies the regulations of the National Association of Securities Dealers (NASD) governing audit committee composition, including the requirement that all audit committee members be “independent” as defined in applicable NASD regulations.

Mr. Grossi serves as the audit committee financial expert, as defined by the SEC. The audit committee met four times in 2006. Mr. Calabrese, Mr. Flenner and Mr. Grossi each attended three meetings.
Our audit committee assists the board in fulfilling its responsibility of overseeing the quality and integrity of our accounting, auditing and financial reporting practices. The audit committee is directly responsible for the engagement of our independent auditor and reviews and approves all services performed for us by the independent auditor. The audit committee also reviews the independent auditors’ internal quality control procedures, reviews all relationships between the independent auditor and John D. Oil and Gas in order to assess the auditors’ independence, and monitors compliance with our policy regarding non-audit services, if any, rendered by the independent auditor. In addition, the audit committee ensures the regular rotation of the lead audit partner.
In connection with our December 31, 2006, audited financial statements, the audit committee reviewed and discussed the financial statements with management. The audit committee also discussed with our independent auditors, Hausser + Taylor LLC, the matters required by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”
In discharging its oversight responsibility as to the audit process, the audit committee obtained from our independent auditors a formal written statement describing all relationships between the independent auditor and us that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with the auditors any relationships that may impact their objectivity and independence. In considering the auditors’ independence, the audit committee also considered whether the non-audit services performed by the auditors on our behalf were compatible with maintaining the independence of the auditors.
Based on the audit committee’s review and discussions with management and our independent auditors, the audit committee recommended to the board that our audited financial statements be included in our annual report on Form 10-KSB for the year ended December 31, 2006 for filing with the SEC.
Audit Committee
Steven A. Calabrese
Richard T. Flenner, Jr.
Mark D. Grossi
Principal Accounting Firm Fees
On April 4, 2006, Grant Thornton LLP notified us that it had declined to stand for re-appointment as our independent accountants as a result of the change in our business plan in June 2005. Grant Thornton provided no further services after the completion of its December 31, 2005 audit. There were no disagreements with Grant Thornton relating to their resignation. We immediately engaged Hausser + Taylor LLC as our independent accountants for the fiscal year ended December 31, 2006 following Grant Thornton’s resignation. The resignation of Grant Thornton and appointment of Hausser + Taylor were approved by our board of directors. The following table sets forth the aggregate fees billed to us by Grant Thornton LLP in 2005 and Grant Thornton and Hausser + Taylor in 2006:

Category	2006	2005
Audit Fees	$75,530	$56,500
Audit-Related Fees	—	$27,500
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$75,530	$84,000
Audit Fees. These are fees for professional services rendered by our independent accountants for the audit of our annual consolidated financial statements, the review of financial statements included in our quarterly reports on Form 10-QSB, and services that are typically rendered in connection with statutory and regulatory filings or engagements.
Audit-Related Fees. These are fees for assurance and related services rendered by our independent accountants that are reasonably related to the performance of the audit or the review of our financial statements that are not included as audit fees. These services include employee benefit plan audits, general assistance with implementation of the requirement of SEC rules promulgated pursuant to the Sarbanes-Oxley Act of 2002, and consulting on financial accounting and reporting. In 2005, these included fees relating to the sale of substantially all of our assets to U-Store-It.
Tax Fees. These are fees for professional services rendered by our independent accountants with respect to tax compliance, tax advice and tax planning. These services include the review of tax returns, and consulting on tax planning matters. There were no tax fees for the years ended December 31, 2006 and 2005.
All Other Fees. There were no fees billed by our independent accountants for other services not described above for the years ended December 31, 2006 and 2005.
Audit Committee Pre-Approval Policies and Procedures
Before the auditors are engaged by John D. Oil and Gas to render audit or permissible non-audit services, the audit committee approves the engagement. The audit committee also reviews the scope of any audit and other assignments given to our auditors to assess whether these assignments would affect their independence. In 2006, our audit committee reviewed all services provided by Hausser + Taylor to ensure that they were within the scope previously approved by the audit committee.
Director Nominating Process
Our board of directors does not have a nominating committee. Instead, the board believes it is in the best interests of the company to rely on the insight and expertise of all directors in the nominating process.
Our Chairman generally recommends qualified candidates for director to the full board and nominees are approved by a majority of our board members. Nominees are not required to possess specific skills or qualifications, however, nominees are recommended and approved based on various criteria including relevant skills and experience, personal integrity and ability and willingness to devote their time and efforts to John D. Oil and Gas. Qualified nominees are considered without regard to age, race, color, sex, religion, disability or national origin. We do not use a third party to locate or evaluate potential candidates for director.
Our board of directors considers nominees recommended by stockholders according to the same criteria. A stockholder desiring to nominate a director for election at our 2008 annual meeting of stockholders must deliver a notice, in accordance with the requirements of our Bylaws, to our Secretary at our principal executive office no earlier than March 23, 2008, and no later than April 22, 2008. The notice must include as to each person whom the stockholder proposes to nominate for election or re-election as director:
•	the name, age, business address and residence address of the person,

•	the principal occupation or employment of the person,

•	the written consent of the person to being named in the proxy as a nominee and to serving as a director,

•	the class and number of our shares of stock beneficially owned by the person, and

•	any other information relating to the person that is required to be disclosed in solicitations for proxies for election of director pursuant to Rule 14a under the Exchange Act;
and as to the stockholder giving the notice:
•	the name and record address of the stockholder, and

•	the class and number of our shares beneficially owned by the stockholder.
We may require any proposed nominee to furnish additional information reasonably required by us to determine the eligibility of the proposed nominee to serve as our director.
Code of Ethics
On March 1, 2004, our board of directors adopted a code of conduct and ethics that applies to all officers, directors and employees of John D. Oil and Gas, including our principal executive officer, principal financial officer, principal accounting officer, and any person performing similar functions. The code was updated on April 25, 2007 and is filed with this proxy statement as Annex B. The code will be also provided without charge by written request submitted to C. Jean Mihitsch, Chief Financial Officer, 8500 Station Street, Suite 345, Mentor, Ohio 44060.

EXECUTIVE OFFICERS

Name	Age	Position
Richard M. Osborne *	61	Chairman, Chief Executive Officer and Director
Gregory J. Osborne *	28	President, Chief Operating Officer and Director
C. Jean Mihitsch	59	Chief Financial Officer and Assistant Secretary
Jeffery J. Heidnik	45	Vice President of Operations

*	Biographical information for Richard Osborne and Gregory Osborne can be found under “Board of Directors.”
C. Jean Mihitsch has been Chief Financial Officer and Assistant Secretary of John D. Oil and Gas since January 2004. Prior to joining John D. Oil and Gas, from 1998 to 2003, Ms. Mihitsch held the position of Chief Financial Officer at GLB Bancorp, Inc., a publicly-traded bank holding company. Ms. Mihitsch joined Great Lakes Bank, GLB Bancorp’s subsidiary, in 1995 as Controller and has over 20 years of financial experience.
Jeffrey J. Heidnik has been Vice President of Operations of John D. Oil and Gas since December 1999. Mr. Heidnik has worked for Richard Osborne since 1980. In 1986, he began building and managing self-storage projects and gradually assumed full responsibility for managing the operations of our storage sites.
EXECUTIVE COMPENSATION AND OTHER INFORMATION
Compensation of Executive Officers
Richard M. Osborne receives no compensation for serving as our Chairman and Chief Executive Officer. No executive officer earned more than $100,000 annually for the fiscal year ended December 31, 2006.
Outstanding Equity Awards at December 31, 2006
None of our executive officers had any outstanding equity awards at December 31, 2006.
Employment Agreements
None of our executive officers has an employment agreement with us.

PRINCIPAL STOCKHOLDERS
The following table sets forth the amount and nature of the beneficial ownership of our common stock as of April 20, 2007 by:
•	each person known by us to own more than 5% of the outstanding shares,

•	each director,

•	each executive officer, and

•	all our directors and executive officers as a group.

	Beneficial Ownership (1)
Name and Address (2)	Shares		Options (3)	Convertible Securities		Total		Percent
Richard M. Osborne	3,459,541	(4)	—	7,057,820	(5)	4,431,507	(6)	49.2%
Richard A. Bonner PO Box 1359 Middlefield, Ohio 44062	500,000	(7)	—	—		500,000	(7)	5.6%
Steven A. Calabrese	442,508	(8)	—	—		442,508	(8)	4.9%
Terence P. Coyne	203,571		—	—		203,571		2.3%
Mark D. Grossi	203,293		—	—		203,293		2.3%
James R. Smail	200,000		—	—		200,000		2.2%
Gregory J. Osborne	151,000		—	—		151,000		1.7%
Thomas J. Smith	55,000		—	49,753	(9)	61,852	(9)	*
Marc C. Krantz	5,000		—	—		5,000		*
Richard T. Flenner, Jr.	3,571		—	—		3,571		*
Jeffrey J. Heidnik	783		25,000	—		25,783		*
C. Jean Mihitsch	—		—	—		—		—
All directors and officers as a group (11 individuals)	4,573,267		25,000	7,107,573		5,577,085		55.8%

*	less than 1%
(1)	Unless otherwise indicated, we believe that all persons named in the table have sole investment and voting power over the shares of common stock owned.
(2)	Unless otherwise indicated, the address of each of the beneficial owners identified is c/o John D. Oil and Gas Company, 8500 Station Street, Suite 345, Mentor, Ohio 44060.

(3)	Includes options to purchase shares that are presently or will become exercisable in 60 days.
(4)	Includes: (i) 3,308,541 shares owned by the Richard M. Osborne Trust, an Ohio trust of which Richard Osborne is the sole trustee; and (ii) 151,000 shares owned by Gregory Osborne which Richard Osborne has the right to vote.

(5)	Includes 5,188,528 Class A limited partnership interests of LSS I Limited Partnership, a Delaware limited partnership, owned by Richard Osborne that are presently convertible into 714,537 shares of our common stock, and 1,869,292 Class A limited partnership interests of LSS I owned by Retirement Management Company, of which Richard Osborne is the sole stockholder, that are presently convertible into 257,429 shares of our common stock.
(6)	Includes: (i) 3,308,541 shares owned by the Richard M. Osborne Trust; (ii) 151,000 shares owned by Gregory Osborne which Richard Osborne has the right to vote; (iii) Class A limited partnership interests of LSS I owned by Richard Osborne that are presently convertible into 714,537 shares of our common stock; and (iv) Class A limited partnership interests of LSS I owned by Retirement Management Company that are presently convertible into 257,429 shares of our common stock.

(7)	Based solely on information in the Schedule 13D filed with the SEC on May 11, 2006.
(8)	Includes 148,672 shares owned by R.C. Enterprises & Development, LLC, an Ohio limited liability company of which Mr. Calabrese is sole managing member.
(9)	Includes 49,753 Class A limited partnership interests of LSS I owned by Mr. Smith that are presently convertible into 6,852 shares of our common stock.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Richard M. Osborne, our Chairman and Chief Executive Officer, is the sole manager of Liberty Self-Stor II, Ltd., an Ohio limited liability company, which owns a truck rental business that provides trucks for short-term rental to the general public, including tenants of our self-storage facilities, and provides for the retail sale of locks, boxes, packing materials, propane gas and related merchandise at the self-storage facilities. John D. Oil and Gas has entered into a cost sharing agreement with Liberty Self-Stor II with respect to the sharing of employees and space at the offices of the self-storage facilities for the benefit of both companies. As of December 31, 2006, we owed Liberty Self-Stor II $7,595 associated with these transactions, as well as for cash advances between the companies.
On December 28, 1999, our stockholders approved the lease of our executive offices from OsAir, Inc., a company owned by Richard Osborne. A new lease was negotiated on July 1, 2005 with a five-year term for $1,300 per month. As of December 31, 2006, $16,050 of this expense is included in our general and administrative expenses.
On September 28, 2006, we entered into an unsecured loan agreement with Richard Osborne and Charter One Bank. Mr. Osborne and John D. Oil and Gas are co-borrowers on this line of credit. The loan agreement is a one year line of credit and provides for up to $5 million in total borrowings with interest at a rate of 1.75% over LIBOR adjusted monthly. At December 31, 2006, we had drawn $3,085,000 and Mr. Osborne had drawn $1,500,000 of the available balance on the line of credit. The average balance for the three months that the loan was drawn on was $3.4 million and the weighted average interest rate was 7.07%.
Subsequently on February 20, 2007, we entered into a Modification Agreement with Richard Osborne and Charter One Bank. The Modification Agreement increased the available line of credit from $5.0 million to $7.5 million. In April 2007, the line of credit was increased again to $9.5 million. The available amount will revert back to $5.0 million on May 21, 2007. In order to increase the line of credit, we granted Charter One Bank a security interest in and lien on substantially all of our assets.
John D. Oil and Gas had an unsecured revolving demand note payable to the Richard M. Osborne Trust in the amount of $591,910 at December 31, 2005. Richard Osborne is the sole trustee of the Osborne Trust. The terms of the note included payments of interest only at the prime rate. The note was classified as a current liability since the principal was due upon demand. On June 30, 2006, we issued 1,102,355 shares of our common stock to the Osborne Trust in satisfaction of a balance of $683,460. This amount included the outstanding principal balance on the revolving demand note, as well as various accounts payable and accounts receivable. All shares were issued at a price of $0.62 per share for payment in full of the revolving demand note.
John D. Oil and Gas was advanced $750,000 under the terms of a revolving demand note dated January 1, 2006, from Richard Osborne during the third quarter of 2006. Interest was payable annually at the prime rate with total principal being due on demand. The loan was unsecured and was repaid on October 10, 2006. Interest expense on related party notes payable was $29,818 for the year ended December 31, 2006.
John D. Oil and Gas had $59,950 at December 31, 2006 included in accounts receivable from related parties. The balances represent amounts owed to us by various companies owned by Richard Osborne. Some of these amounts relate to administrative and accounting services rendered by John D. Oil and Gas on behalf of those other entities, while some relate to cost sharing in joint ventures.
Effective January 1, 2006, we entered into a contract with Great Plains Exploration, LLC for well operations and sale of gas and oil production to third parties. Great Plains is wholly owned by Richard Osborne. For the year ended December 31, 2006 net revenue derived by John D. Oil and Gas from Great Plains for the sale of oil and natural gas amounted to $1,364,497. Expenses for well management and water hauling for the year ended December 31, 2006 charged by Great Plains to us totaled $64,995. We paid Great Plains $203,013 and $780,432 for transportation costs per the operating agreement and capitalized costs to restore well areas, respectively. John D. Oil and Gas also had $685,352 included in accounts receivable due from Great Plains as of December 31, 2006 for oil and natural gas sales.
John D. Oil and Gas entered into an agreement with J.R. Smail, Inc., a corporation owned by James R. Smail, a director, for fifty percent of a dry-hole non-operator joint venture. At December 31, 2006, the amount invested by John D. Oil and Gas totaled $109,136 and was included in property and equipment.
On February 28, 2006, we entered into separate agreements to sell to the Osborne Trust and Terence P. Coyne, a director, a total of 2.2 million shares of our common stock for a total offering price of $1.1 million. The Osborne Trust purchased 2.0 million shares at a price of $0.50 a share and Mr. Coyne purchased 200,000 shares at a price of $0.50 a share.

Also on February 28, 2006, we entered into a registration rights agreement with the Osborne Trust and any other stockholders who become parties to the agreement pursuant to its terms, which provides, among other things, certain piggyback registration rights to the stockholders who are parties to the agreement and that we will file a registration statement with the SEC upon the demand of the Osborne Trust. Mr. Coyne became a party to the registration agreement on February 28, 2006.
Marc C. Krantz, a director and secretary of John D. Oil and Gas, is the managing partner of the law firm of Kohrman Jackson & Krantz P.L.L., which provides legal services to us.
We believe that the terms of the transactions and the agreements described above are on terms at least as favorable as those which we could have obtained from unrelated parties. On-going and future transactions with related parties will be:
•	on terms at least as favorable as those that we could obtain from unrelated parties,

•	for bona fide business purposes, and

•	approved by a majority of disinterested and non-employee directors.
STOCKHOLDER PROPOSALS AND COMMUNICATIONS
A stockholder intending to present a proposal to be included in our proxy statement for our 2008 annual meeting of stockholders must deliver a notice, in accordance with the requirements of our Bylaws and Rule 14a-8 under the Exchange Act, to our Secretary at our principal executive office no later than January 11, 2008. The notice must set forth as to each matter the stockholder proposes to bring before the meeting:
•	a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,

•	the name and record address of the stockholder proposing such business,

•	the class and number of shares of our common stock that are beneficially owned by the stockholder, and

•	any material interest of the stockholder in such business.
Our board of directors also provides a process for our stockholders to send communications to our board. Stockholders may mail any communications to our Chief Financial Officer at 8500 Station Street, Suite 345, Mentor, Ohio 44060. The CFO will review all communications and forward to the board of directors all communications other than solicitations for products or services or trivial or obscene items. Mail addressed to a particular director or committee of the board will be forwarded to that director or committee. All other communications will be forwarded to our Chairman for the review of the entire board.

OTHER MATTERS
Our board of directors is not aware of any other matters to be submitted to the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote the shares they represent as the board of directors may recommend.
You are urged to sign and return your proxy card promptly to make certain your shares will be voted at the annual meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.
By Order of the Board of Directors,
Marc C. Krantz
Secretary
May 11, 2007

ANNEX A
AUDIT COMMITTEE CHARTER OF
JOHN D. OIL AND GAS COMPANY
Introduction
This charter, approved by the John D. Oil and Gas Company Board of Directors, governs the operations of the John D. Oil and Gas Company Audit Committee (the “Committee”). The Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors for any recommended substantive revisions.
Organization and Membership
The Committee shall be members of and appointed by the Board of Directors and shall be comprised of at least two directors each of whom are independent of management and the Company. Members of the Committee shall be considered independent as long as they do not accept any consulting, advisory or other compensatory fee from the Company (other than normal director’s fees), are not an affiliated person of the Company or its subsidiaries and satisfy the independence requirements of applicable rules of the Securities and Exchange Commission (“SEC”), including rule 10A-3 of the Securities Exchange Act of 1934, as amended, and regulations of the National Association of Securities Dealers. All Committee members shall be financially literate and at least one member shall be an “audit committee financial expert” as defined by SEC regulations.
The Chairman of the Committee shall be appointed from the Committee membership by the Board of Directors.
Purpose
The Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibility to the stockholders, potential stockholders, the investment community, regulators, vendors, customers and others relating to the:
•	Integrity of the Company’s financial statements;

•	Financial reporting process;

•	Systems of internal accounting and financial control;

•	Performance of the Company’s internal audit function and independent auditors;

•	Independent auditor’s qualifications and independence;

•	Company’s compliance with codes of conduct and ethics; and

•	Company’s compliance with legal and regulatory requirements.
In so doing, it is the goal of the Committee to maintain free and open communication between the Committee, independent auditors, internal auditors, the Board of Directors and management of the Company.
In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and is granted the authority to engage independent counsel and other outside advisers as it determines necessary to carry out its duties.

Policy
The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors and to report the results of the Committee’s activities to the Board. While the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.
The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances.
Duties and Responsibilities
The following shall be the principal duties and responsibilities of the Committee. These are set forth as a guide, with the understanding that the Committee may supplement them as appropriate.
Independent Auditor
The Committee shall be directly responsible for the appointment and termination, compensation and oversight of the work of the independent auditors, including resolution of disagreements, if any, between management and the auditor regarding financial reporting. The Committee shall pre-approve all audits and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation.
At least annually, the Committee shall obtain and review a report by the independent auditors describing:
•	The firm’s internal quality control procedures;

•	Any material issues raised by the most recent internal quality control review, or peer review of the firm or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm and any steps taken to deal with any such issues; and

•	All relationships between the independent auditor and the Company (to assess the auditor’s independence).
In addition, the Committee shall set clear hiring policies for employees or former employees of the independent auditors that meet the SEC regulations.
The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, the internal auditors and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s policies and procedures to assess, monitor and manage business risk and legal and ethical compliance programs (e.g., Company’s Code of Conduct and Ethics).

The Committee shall periodically meet with management, the internal auditors and the independent auditors to discuss issues and concerns warranting Committee attention. The Committee shall review with the independent auditor any audit problems or difficulties and management’s response.
The Committee shall review all reports from the independent auditor on the critical policies and practices of the Company and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management.
The Committee shall review management’s assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors’ report on management’s assertion.
Public Communication
The Committee shall review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.
The Committee shall review with management and the independent auditors the financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company’s Annual Report on Form 10-KSB. The Committee shall discuss with management and the independent auditors their judgment about the quality, not just the acceptability, of accounting principles; the reasonableness of significant judgments; and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.
The Committee shall review the interim financial statements and disclosures, under Management’s Discussion and Analysis of Financial Condition and Results of Operations, with management and the independent auditors prior the filing of the Company’s Quarterly Report on Form 10-QSB. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. With the prior agreement of the Committee, the Chairman of the Committee may represent the entire Committee for the purposes of this review; but, as a general policy, the Committee shall meet as a whole to review the Company’s interim financial statements. The Committee shall document the results of such meetings in formal minutes.
In accordance with Section 307 of the Sarbanes-Oxley Act of 2002, attorneys are required to report evidence of material violations of securities laws or similar violations. In lieu of forming a separate Qualified Legal Compliance Committee (“QLCC”) within the meaning of 17 CFR 205 (the final rules establishing standards for attorneys who appear and practice before the SEC on behalf of public companies, the Committee shall serve as the QLCC in accordance with the QLCC charter attached hereto.

Risk Management
The Committee shall review and discuss with Company management the form and adequacy of the Company’s risk management program and related business insurance policies and self-insurance programs.
Code of Ethics
On an annual basis, the Committee shall review, with Company management, the Company’s Code of Conduct and Ethics; discuss with management any compliance problems reported during the past year; and discuss revisions to the Code as necessary to promote future compliance with laws and regulations and reduce business risk.
The Committee shall also prepare a report on its activities to be included in the Company’s annual proxy statement, as required by the SEC.
The Committee shall perform a self-evaluation of its own performance at least annually to determine whether it is functioning effectively.
Other Matters
From time to time, the Board of Directors may request the Committee to evaluate accounting procedures and investigate business or legal risks related to a potential investment, acquisition or merger. The Committee will conduct such evaluations as special projects using the business knowledge of its own members, Company staff or outside independent consultants and attorneys.
Adoption
This Audit Committee charter has been reviewed and approved by the Board of Directors on March 1, 2004. This charter supersedes and replaces the Company’s Audit Committee Charter adopted by the Board on March 27, 2001.
Amendments and Waivers to the Charter
The Committee shall review and reassess this charter at least annually and obtain the approval of the Board for any proposed changes to this charter. The Board reserves the right to accept the Committee’s recommendation and reserves the right to alter, amend, modify, revoke, suspend, terminate or waive any or all of this charter at any time, in its discretion.
Limitation on use of the Charter
This charter is intended to be a description of certain policies that the Company has adopted as of this time, and is to be used solely as a source of information about the Committee as presently in effect. Nothing in this charter shall be deemed to or otherwise create for an employee or any other third party an enforceable right against the Company, the members of the Committee, its directors, officers or any other employee or third party. Except by the Company at the direction of our board of directors or executive officers, this charter may not be used as evidence or referred to in any other way in any action, claim, suit or other proceeding.

ANNEX B
JOHN D. OIL AND GAS COMPANY
Code of Conduct and Ethics
Introduction
John D. Oil and Gas Company is committed to the principles of honest and ethical conduct in all aspects of our business. This Code of Conduct and Ethics is intended to be a codification of the business and ethical principles which John D. maintains.
This code covers a wide range of business practices and procedures. It does not cover every issue that may arise, but it sets out basic principles and key policies and procedures to guide all employees, officers and directors of John D.. Employees, officers and directors must conduct themselves accordingly and seek to avoid even the appearance of improper behavior. In appropriate circumstances, this code should also be provided to and followed by John D.’s agents and representatives, including consultants.
If you are in a situation that you believe may violate or lead to a violation of this code, you should follow the guidelines described in “Adherence to the Code,” below. Ultimately, the determination of whether or not there has been a violation will be in the discretion of our designated ethics officer, who may consult with our president and our legal counsel.
For simplicity, John D. as used throughout this code refers to John D. and our subsidiaries.
Responsibilities of Employees, Officers and Directors
Compliance with laws, rules and regulations
All employees, officers and directors must strictly comply with all laws and regulations that apply to our business, including state and local laws in the areas in which we operate. Any questions as to the applicability of any law, rule or regulation should be directed to our counsel.
If a law conflicts with a policy in this code, employees, officers and directors must comply with the law. If a local custom or policy conflicts with a policy in this code, employees, officers and directors must comply with the code. If you have any questions about these conflicts, you should ask your supervisor how to handle the situation.
This code is intended to supplement and not override any similar provisions in agreements with employees, officers and directors.
Insider trading
We have an insider trading policy and all employees, officers and directors must abide by its terms. This policy, among other things, provides that John D.’s employees, officers and directors may not buy or sell shares of John D. when they are in possession of material, non-public information. Employees, officers and directors also are prohibited from passing on such information to others who might make an investment decision based on it.

Employees, officers and directors also may not trade in stocks of other companies about which they learn material, non-public information through the course of their employment or service. Any questions as to whether information is material or has been adequately disclosed should be directed to our counsel.
Conflicts of interests
A conflict of interest occurs when the private interest of an employee, officer or director interferes, or appears to interfere, in any way with the interests of the company. Conflicts of interest can occur when an employee, officer or director takes action or has interests that could reasonably be expected to make it difficult to make objective decisions on behalf of John D. or to perform his or her duties effectively. Conflicts of interest also arise when an employee, or a member of his or her family, receives improper personal benefits as a result of his or her position with the company. An employee, officer or director will not be deemed to have a conflict of interest solely on the basis of his or her service on the board of directors of a company that is under common ownership, or has a business relationship with, John D.
Conflicts of interests are prohibited as a matter of corporate policy. If you become aware of a conflict or potential conflict, or have a question about whether a conflict exists, you should promptly bring it to the attention of your supervisor or our ethics officer.
Corporate opportunities
Employees, officers and directors are prohibited from taking for themselves personally any opportunities that arise through the use of corporate property, information or position and from using corporate property, information or position for personal gain. Employees, officers and directors are further prohibited from competing with John D. directly or indirectly. Employees, officers and directors owe a duty to John D. to advance the company’s interests when the opportunity to do so arises.
Confidentiality
Our insider trading policy also governs the maintenance of confidential information. Employees, officers and directors may learn information about John D. that is not known to the general public or to competitors. Confidential information includes all non-public information that might be of use to competitors, or harmful to John D. or our customers if disclosed.
Employees, officers and directors must maintain the confidentiality of information entrusted to them by John D. or our associates, except when disclosure is authorized or legally mandated. This obligation to protect confidential information does not end when an employee, officer or director leaves the company. Any questions about whether information is confidential should be directed to our counsel.

Fair dealing
Each employee, officer and director must endeavor to deal fairly with John D.’s stockholders, competitors, suppliers and employees. No employee, officer or director may take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other unfair practice.
Protection and proper use of corporate assets
Theft, carelessness and waste have a direct impact on our profitability. Employees, officers and directors have a duty to protect corporate assets and ensure their efficient use. Company assets should be used only for legitimate business purposes and employees, officers and directors should take measures to ensure against theft, damage, or misuse.
Company assets include intellectual property such as trademarks, business and marketing plans, salary information and any unpublished financial data and reports. Unauthorized use or distribution of this information is a violation of our company policy.
Reports filed with the Securities and Exchange Commission
We are committed to ensuring that all disclosure in reports filed with the SEC is full, fair, timely and understandable. Therefore, honest and accurate recording and reporting of financial information is essential for our senior management to make informed responsible business decisions, to enable John D. to comply with various laws relating to the maintenance of books and records and financial reporting, to enable our principal executive officer and principal financial officer to make certifications in connection with our periodic filings made with the SEC and to inform our stockholders and the investing public of accurate information about the company.
Employees, officers and directors are strictly prohibited from falsifying the books and records of the company or otherwise knowingly circumventing or failing to implement the internal accounting controls of the company as they now exist or as they may be modified, revised, amended or supplemented.
External auditors
Our external auditors play an integral role in the financial reporting process through annual examination and report on John D.’s financial statements and review of periodic reports of the company. Open and honest fair dealings with our external auditors is essential. No employee, officer or director may make any false or misleading statement to any external auditors in connection with an audit or examination of our financial statements or the preparation or filing of any document or report. Similarly, no employee, officer or director may engage in any conduct to fraudulently influence, coerce, manipulate or mislead any accountant engaged in the audit or review of any of John D.’s financial statements.
Record-keeping
All of John D.’s books, records, accounts, and financial statements must be maintained in reasonable detail, must appropriately reflect the company’s transactions, and must conform both to applicable legal requirements and to our system of internal controls. Unrecorded or “off the books” funds or assets should not be maintained unless permitted by applicable law or regulation.
In the event of litigation or governmental investigation, employees, officers and directors must consult with our counsel before destroying any business records or communications because it is critical that any impropriety or possible appearance of impropriety be avoided.
Interaction with public officials
When dealing with public officials, employees, officers and directors must avoid any activity that is or appears illegal or unethical. The giving of gifts, including meals, entertainment, transportation, and lodging, to government officials in the various branches of U.S. government, as well as state and local governments, is restricted by law. Employees, officers and directors must obtain pre-approval from our counsel before providing anything of value to a government official or employee. This requirement does not apply to personal lawful political contributions.
In addition, the U.S. Foreign Corrupt Practices Act prohibits giving anything of value, directly or indirectly, to officials of foreign governments or foreign political candidates in order to obtain or retain business. Illegal payments to government officials of any country are strictly prohibited.
Discrimination and harassment
We are firmly committed to providing equal opportunity in all aspects of employment and will not tolerate any illegal discrimination or harassment of any kind. All employees, officers and directors should respect the rights and cultural differences of other individuals. It is our policy not to discriminate against any person because of age, race, color, sex, religion, disability, national origin, or other classes protected by applicable federal, state or local law. Harassment of any type will not be tolerated.
Health and safety
The safety and health of our employees is very important to us. Each employee has responsibility for maintaining a safe and healthy workplace by following safety and health rules and practices and reporting accidents, injuries, and unsafe equipment, practices, or conditions.
Violence and threatening behavior are not permitted. Employees should report to work in condition to perform their duties, free from the influence of illegal drugs or alcohol. The use of illegal drugs or alcohol in the workplace will not be tolerated.
Adherence to the Code
No code of conduct and ethics can replace the thoughtful behavior of an ethical person or provide definitive answers to all questions. Since we cannot anticipate every potential situation, certain policies and procedures have been put in place to help employees, officers and directors approach questions or problems as they arise.
Designated ethics officer
We have designated C. Jean Mihitsch, John D.’s Chief Financial Officer, to also serve as our ethics officer with responsibility for overseeing and monitoring compliance with this code. The ethics officer reports directly to our President and also will make periodic reports to our board of directors regarding the implementation and effectiveness of this code as well as the policies and procedures put in place to ensure compliance with the code.

Reporting violations
Employees, officers and directors are strongly encouraged to seek guidance from supervisors, managers or other appropriate persons when in doubt about the best course of action to take in a particular situation.
If an employee, officer or director knows of or suspects a violation of this code, or of applicable laws and regulations, he or she must report it immediately to our ethics officer or president. If the situation requires it, the reporting person’s identity will be kept anonymous. We do not permit retaliation of any kind for good faith reports of violations or possible violations.
Contact Information
Our president and ethics officer may be reached at 440-974-3770.
Our legal counsel, the law firm of Kohrman Jackson & Krantz P.L.L., may be reached at 216-696-8700. You may ask to speak to any partner of the firm familiar with our matters.
Investigations
We will promptly investigate reported violations. Employees, officers and directors are expected to cooperate fully with any investigation made by the company into reported violations.
Discipline and penalties
Employees, officers and directors who violate this code may be subject to disciplinary action, up to and including discharge. Employees, officers and directors who have knowledge of a violation and fail to move promptly to report or correct it and employees, officers and directors who direct or approve violations may also be subject to disciplinary action, up to and including discharge or removal. Furthermore, violation of some provisions of this code are illegal and may subject you to civil and criminal liability.
The determination of whether or not there has been a violation of this code will be in the discretion of our designated ethics officer, who may consult with our president and our legal counsel. The ethics officer, president, legal counsel, and for purposes of determining waivers as set forth in the next paragraph, our board of directors or a duly appointed committee thereof, are the only parties who may interpret and enforce this code.
Amendments and Waivers to the Code
John D. reserves the right to alter, amend, modify, revoke, suspend, terminate or waive any or all of the code at any time, in our discretion. Any such alteration, amendment, modification, revocation, suspension, termination or waiver to the code which applies to our principal financial and accounting officers, or persons performing similar functions, may be made only by our board of directors, or a committee of the board of directors, and will be promptly disclosed to our stockholders.

Limitation
This code is intended to be a description of certain policies that John D. has adopted as of this time, and is to be used solely as a source of information about our code of ethics as presently in effect. Nothing in this code shall be deemed to alter any employment at will or other status of an employee or to otherwise create for an employee or any other third party an enforceable right against John D., our directors, officers or any other employee or third party. Except by John D. at the direction of our board of directors or executive officers, this code may not be used as evidence or referred to in any other way in any action, claim, suit or other proceeding.
Adoption
This code was approved and adopted by the Board of Directors of John D. on March 1, 2004 and updated on April 25, 2007.

[FRONT]

PROXY	JOHN D. OIL AND GAS COMPANY	PROXY
ANNUAL MEETING OF STOCKHOLDERS, JUNE 21, 2007
8500 Station Street, Mentor, Ohio 44060
10:00 a.m. local time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Gregory J. Osborne and Marc C. Krantz, or either one of them acting singly with full power of substitution, the proxy or proxies of the undersigned to attend the Annual Meeting of the Stockholders of John D. Oil and Gas Company to be held on June 21, 2007, in the Atrium at 8500 Station Street, Mentor, Ohio 44060, beginning at 10:00 a.m. local time, and any adjournments, and to vote all shares of stock that the undersigned would be entitled to vote if personally present in the manner indicated below, and on any other matters properly brought before the Meeting or any adjournments thereof, all as set forth in the May 11, 2007 Proxy Statement. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting, Proxy Statement and Annual Report of John D. Oil and Gas Company.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL NOMINEES.

1.	Election of Steven A. Calabrese, Terence P. Coyne, Richard T. Flenner, Jr., Mark D. Grossi, Marc C. Krantz, Gregory J. Osborne, Richard M. Osborne, James R. Smail and Thomas J. Smith as directors.

FOR / / WITHHELD / /
FOR, EXCEPT WITHHELD FROM THE FOLLOWING NOMINEE(S): / /

THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE DATE, SIGN AND RETURN PROMPTLY.

[BACK]

(Signature should be exactly as name or names appear on this proxy. If stock is held jointly each holder should sign. If signature is by attorney, executor, administrator, trustee or guardian, please give full title.)

Dated: , 2007

Signature

Signature if held jointly

I plan to attend the meeting: Yes ☐ No ☐
This proxy will be voted FOR all nominees unless otherwise indicated, and in the discretion of the proxies on all other matters properly brought before the meeting.